Exhibit 99.2

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated financial statements (including notes thereto) of Easterly Government Properties, Inc. (the “Company”) are qualified in their entirety and should be read in conjunction with the consolidated financial statements for the fiscal year ended December 31, 2018, and related notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2019 and the consolidated financial statements for the nine months ended September 30, 2018, and related notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 filed with the SEC on November 5, 2018.

On June 15, 2018, the Company, through wholly-owned subsidiaries of its operating partnership, Easterly Government Properties LP (the “Operating Partnership”), entered into a purchase and sale agreement with affiliates of Saban Real Estate LLC, an unaffiliated third party, to acquire a portfolio of 14 properties. On September 13, 2018, the Company completed the acquisition of eight of the 14 portfolio properties (the “First Closing Properties”) and, on October 16, 2018, the Company completed the acquisition of three additional portfolio properties (the “Second Closing Properties”).  On January 31, 2019, the Company completed the acquisition of the three remaining portfolio properties (the “Final Closing Properties”, and together with the First Closing Properties and the Second Closing Properties, the “Acquired Properties”).

The Acquired Properties were acquired in asset acquisitions and consist of the following:

First Closing Properties

Various GSA - Buffalo, NY

Various GSA - Buffalo, a 267,766-square foot multi-tenanted Class A office building completed in 2004, is primarily occupied by two federal agencies: the Department of Veterans Affairs (VA) and the Internal Revenue Service (IRS). It also houses one of the National Labor Relations Board’s 26 regional offices. The U.S. Government leases 94% of the 100% leased building.

Various GSA - Chicago, IL

Various GSA - Chicago, a multi-tenanted office building fully renovated in 1999, is strategically located next to Chicago O’Hare International Airport and serves as the Federal Aviation Administration’s (FAA) Great Lakes Regional Office, which oversees operations in eight states. The U.S. Department of Agriculture (USDA) also maintains a presence within the facility. The 239,331-square foot building is 96% leased.

TREAS - Parkersburg, WV

TREAS - Parkersburg, a 182,500-square foot build-to-suit property, was built in multiple phases in 2004 and 2006 and is 100% leased to the General Services Administration (GSA) for the beneficial use of the Bureau of Fiscal Service (BFS). This mission critical agency within the U.S. Department of Treasury has been located in Parkersburg since 1957 and currently occupies three buildings in the vicinity.

SSA - Charleston, WV

SSA - Charleston, a 110,000-square foot single tenant facility fully renovated in 2000, is occupied by the Office of Hearings Operations (OHO), a part of the Social Security Administration (SSA). The Charleston hearing office services three SSA field offices in Ohio and nine SSA field offices in West Virginia. The 100% leased facility features courtrooms, administrative offices and public service areas.

FBI - Pittsburgh, PA

FBI - Pittsburgh serves as one of 56 Federal Bureau of Investigation (FBI) field offices located throughout the country. The 100,054-square foot facility was built-to-suit for the FBI in 2001 and is 100% leased. This facility oversees operations for nine surrounding resident agencies located throughout Pennsylvania and the entirety of West Virginia.

GSA - Clarksburg, WV

GSA - Clarksburg serves as a multi-tenanted federal center for various federal tenants within the market area, including the FBI, Drug Enforcement Agency (DEA), SSA, Offices of the U.S. Attorneys, and Small Business Association (SBA). This 100% leased 63,760-square foot build-to-suit facility was constructed in 1999 and serves the five tenant agencies through a single GSA lease.

ICE - Pittsburgh, PA

ICE - Pittsburgh, a state-of-the-art, build-to-suit facility constructed in 2004, is occupied by the U.S. Immigration and Customs Enforcement (ICE), which works to promote homeland security and public safety with respect to border control, customs, trade and immigration for the surrounding Pittsburgh region. The Class A facility houses the Homeland Security Investigations (HSI) division, dedicated to combating criminal organizations illegally exploiting America’s travel, trade, financial and immigration systems. This 33,425-square foot facility is located adjacent to the FBI - Pittsburgh field office and is 76% leased.

SSA - Dallas, TX

SSA - Dallas is a 27,200-square foot build-to-suit facility 100% leased to the GSA for the beneficial use of the SSA. Built in 2005, this facility integrates state-of-the-art systems to serve as a local field office with superb access from one of Dallas’s busiest thoroughfares.

Second Closing Properties

JUD - Charleston, SC

JUD - Charleston, an historic townhouse with a modern annex that, together with two adjacent federally-owned buildings, constitutes the federal judicial complex in Charleston. The original building dates to 1795 and was fully renovated in 1999 when the annex was constructed. The building, known as the Josiah House, contains three district judge courtrooms and four judges’ chambers. It is physically connected on the second floor to the J. Waties Waring Judicial Center. This 50,888-square foot federal courthouse is 100% leased.

VA - Baton Rouge, LA

VA - Baton Rouge, constructed in 2004, serves as a VA outpatient facility for Baton Rouge and the surrounding veteran population. This facility is one of two VA medical treatment facilities in Baton Rouge. Situated close to the largest private medical center in Louisiana, VA - Baton Rouge is 30,000-square feet in size and currently 100% leased to the VA.

DEA - Bakersfield, CA

DEA - Bakersfield is a build-to-suit facility that houses the Bakersfield Resident Office for the DEA’s San Francisco Division. This 9,800-square foot facility houses two holding cells, provides for secure and enclosed first floor parking and offers second story office space with secured rooms for weapons and drug storage. The facility was constructed in 2000 and is 100% leased.

Final Closing Properties

DEA - Sterling, VA

DEA - Sterling serves as a special testing and research laboratory to assist the DEA in performing mission critical forensic analyses. The 49,692-square foot facility was built-to-suit in 2001 and includes evidence rooms, computer labs, cryptography and various other specialized laboratories. The facility is 100% leased through 2020.

FDA - College Park, MD

FDA - College Park houses a laboratory for the Food and Drug Administration’s (FDA) Center for Food Safety and Applied Nutrition (CFSAN), one of the FDA’s seven product-oriented centers.  The 80,677-square foot office and laboratory was built-to-suit in 2004 and is 100% leased through 2029. The facility is part of the University of Maryland’s Research Park and is located two blocks from CFSAN headquarters in the Harvey W. Wiley Building, forming a campus which links university researchers, students and staff with federal laboratories and private sector companies.

Various GSA - Portland, OR

Various GSA - Portland, a Class A trophy multi-tenanted asset, was built in 2002 and is strategically located within Portland’s Central City Plan District along the MAX light rail system. The 225,057-square foot facility is occupied by tenants such as the USDA, U.S. Army Corp of Engineers (ACOE), FBI and the Bureau of Alcohol, Tobacco, Firearms and Explosives (ATF).

The Acquired Properties had an aggregate purchase price of $430.8 million which was funded by the proceeds from the issuance of 7,226,756 shares of the Company’s common stock with a fair value of $139.1 million, borrowings of $106.3 million under the Company’s $150.0 million senior unsecured term loan facility, borrowings of $179.1 million under the Company’s $450.0 million senior unsecured revolving credit facility and a previously funded deposit of $6.5 million net of closing prorations of $0.2 million.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 are presented as if the acquisition of the Acquired Properties by the Company had occurred on January 1, 2017.

In management’s opinion, all adjustments necessary to reflect the acquisition of the Acquired Properties have been made.

The unaudited pro forma consolidated financial statements for the year ended December 31, 2017 and the nine months ended September 30, 2018 are not necessarily indicative of what the Company’s actual results of operations would have been assuming the transactions had occurred as of January 1, 2017, nor do they purport to represent the Company’s financial condition or results of operation for future periods.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2018

(Amounts in thousands, except share and per share amounts)

	Easterly Government Properties, Inc.	Second and Final Closing Properties	Company Pro Forma
	(A)	(B)
Assets
Real estate properties, net	$1,546,600	$168,835	$1,715,435
Cash and cash equivalents	6,922	—	6,922
Restricted cash	4,388	—	4,388
Deposits on acquisitions	7,225	(6,474)	751
Rents receivable	17,394	—	17,394
Accounts receivable	9,186	110	9,296
Deferred financing, net	2,636	—	2,636
Intangible assets, net	167,044	17,793	184,837
Interest rate swaps	6,958	—	6,958
Prepaid expenses and other assets	10,158	518	10,676
Total assets	$1,778,511	$180,782	$1,959,293
Liabilities
Revolving credit facility	33,000	179,095	212,095
Term loan facilities, net	248,413	—	248,413
Notes payable, net	173,752	—	173,752
Mortgage notes payable, net	210,388	—	210,388
Intangible liabilities, net	33,038	1,213	34,251
Accounts payable and accrued liabilities	38,618	474	39,092
Total liabilities	737,209	180,782	917,991
Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 60,818,841 shares issued and outstanding at September 30, 2018.	608	—	608
Additional paid-in capital	1,015,603	—	1,015,603
Retained (deficit)	12,241	—	12,241
Cumulative dividends	(123,282)	—	(123,282)
Accumulated other comprehensive income	6,089	—	6,089
Total stockholders' equity	911,259	—	911,259
Non-controlling interest in Operating Partnership	130,043	—	130,043
Total equity	1,041,302	—	1,041,302
Total liabilities and equity	$1,778,511	$180,782	$1,959,293

The accompanying notes are an integral part of these proforma consolidated financial statements.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2018

(Amounts in thousands, except share and per share amounts)

	Easterly Government Properties, Inc.	Acquired Properties	Pro Forma Adjustments		Company Pro Forma
	(AA)	(BB)			(CC)
Revenues
Rental income	$99,967	$27,972	$471	(DD)	$128,410
Tenant reimbursements	11,658	2,699	—		14,357
Other income	758	827	—		1,585
Total revenues	112,383	31,498	471		144,352
Operating expenses
Property operating	21,563	6,659	—		28,222
Real estate taxes	11,773	3,955	—		15,728
Depreciation and amortization	45,331	—	15,065	(EE)	60,396
Acquisition costs	1,023	—	—		1,023
Corporate general and administrative	10,696	—	—		10,696
Total expenses	90,386	10,614	15,065		116,065
Operating income	21,997	20,884	(14,594)		28,287
Other expenses
Interest expense, net	(15,981)	—	(7,450)	(FF)	(23,431)
Net income (loss)	6,016	20,884	(22,044)		4,856
Non-controlling interest in Operating Partnership	(902)	—	224	(GG)	(678)
Net income (loss) available to Easterly Government Properties, Inc.	$5,114	$20,884	$(21,820)		$4,178
Net income (loss) available to Easterly Government Properties, Inc. per share:
Basic	$0.08				$0.06
Diluted	$0.08				$0.06
Weighted-average common shares outstanding
Basic	51,051,388				55,578,037
Diluted	52,600,858				57,127,507

The accompanying notes are an integral part of these proforma consolidated financial statements.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2017

(Amounts in thousands, except share and per share amounts)

	Easterly Government Properties, Inc.	Acquired Properties	Pro Forma Adjustments		Company Pro Forma
	(AA)	(BB)			(CC)
Revenues
Rental income	$116,002	$38,710	$684	(DD)	$155,396
Tenant reimbursements	13,929	4,412	—		18,341
Other income	742	1,199	—		1,941
Total revenues	130,673	44,321	684		175,678
Operating expenses
Property operating	24,907	9,600	—		34,507
Real estate taxes	13,730	5,576	—		19,306
Depreciation and amortization	54,873	—	21,497	(EE)	76,370
Acquisition costs	1,493	—	—		1,493
Corporate general and administrative	12,900	—	—		12,900
Total expenses	107,903	15,176	21,497		144,576
Operating income	22,770	29,145	(20,813)		31,102
Other expenses
Interest expense, net	(17,071)	—	(10,210)	(FF)	(27,281)
Loss on the sale of operating property	(310)	—	—		(310)
Net income (loss)	5,389	29,145	(31,023)		3,511
Non-controlling interest in Operating Partnership	(941)	—	408	(GG)	(533)
Net income (loss) available to Easterly Government Properties, Inc.	$4,448	$29,145	$(30,615)		$2,978
Net income (loss) available to Easterly Government Properties, Inc. per share:
Basic	$0.11				$0.06
Diluted	$0.10				$0.06
Weighted-average common shares outstanding
Basic	39,607,740				46,834,496
Diluted	41,563,540				48,790,296

The accompanying notes are an integral part of these proforma consolidated financial statements.

Easterly Government Properties, Inc.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

1. Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The adjustments to the unaudited pro forma consolidated balance sheet as of September 30, 2018 are as follows:

(A)

Reflects the unaudited consolidated balance sheet of Easterly Government Properties, Inc. as of September 30, 2018. This balance includes the acquisitions of the First Closing Properties, that closed on September 13, 2018.

(B)

Reflects the acquisition of the Second Closing Properties which closed on October 16, 2018 and the Final Closing Properties which closed on January 31, 2019. This acquisition was funded using borrowings of $179.1 million under the Company’s $450.0 million senior unsecured revolving credit facility. The following pro forma adjustments are necessary to reflect the initial allocation of the estimated purchase price of this acquisition. The allocation of purchase price shown in the table below is based on the Company’s best estimate and is subject to change based on the final determination of the fair value of assets and liabilities acquired.

Real estate properties, net
Land	$14,503
Building	151,609
Acquired tenant improvements	2,723
Total Real estate properties, net	$168,835
Intangible assets, net
In-place leases	$15,750
Acquired leasing commissions	1,844
Above market leases	199
Total Intangible assets, net	$17,793
Intangible liabilities, net
Below market leases	$(1,213)
Total Intangible liabilities, net	$(1,213)

2. Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 are as follows:

(AA)	Reflects the historical results of Easterly Government Properties, Inc. for the nine months ended September 30, 2018 (unaudited) and year ended December 31, 2017, respectively.
(BB)

Reflects the combined statement of revenues and certain expenses of the Acquired Properties for the period ended September 30, 2018 (unaudited) and year ended December 31, 2017, respectively. The period ended September 30, 2018 includes the operations of the First Closing Properties for the period from January 1, 2018 through September 12, 2018 and the operations of the Second Closing Properties and the Final Closing Properties for the period from January 1, 2018 through September 30, 2018. Operations of the First Closing Properties for the period from September 13, 2018 through September 30, 2018 are included in the Easterly Government Properties, Inc. Quarterly Report on Form 10-Q for the period ended September 30, 2018 filed with the Securities and Exchange Commission on November 5, 2018.

(CC)

The pro forma weighted average common shares outstanding are calculated as if 7,226,756 shares of the Company’s June 2018 underwritten public offering used to purchase the Acquired Properties had occurred on January 1, 2017.

(DD)	The pro forma adjustment for rental income represents straight-line rent adjustments and above/below market lease amortization assuming the Acquired Properties were acquired on January 1, 2017.
(EE)

The pro forma adjustment for depreciation expense is based on the Company’s basis in the assets that would have been recorded assuming the Acquired Properties were acquired on January 1, 2017. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s evaluation of the estimated useful lives of the properties and intangibles. The amounts allocated to buildings are depreciated over 40 years. The amounts allocated to lease intangibles are amortized over the remaining life of the related leases.

(FF)

Reflects the additional estimated interest expense assuming the Acquired Properties were acquired on January 1, 2017. The table below provides a summary of interest-bearing debt used to finance the Acquired Properties:

	Fixed/ Floating	Interest Rate	Principal Balance
2018 term loan facility	Floating	3.34%	$106,264
Revolving credit facility	Floating	3.72%	$179,095
(GG)	Non-controlling interest in Operating Partnership is adjusted based on the additional pro forma earnings due to the acquisition of the Acquired Properties.